EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the “Registration Statement”) of MFS® Series Trust VII (the “Trust”), of my opinion dated June 30, 2010, appearing in Post-Effective Amendment No. 39 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 30, 2010.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Secretary

Boston, Massachusetts

September 10, 2010